EXHIBIT 10.69





                        SCHEDULE TO THE MASTER AGREEMENT

                           dated as of August 19, 1998


               between KEYBANK NATIONAL ASSOCIATION and CAI LEASE
                            SECURITIZATION - II CORP.
               ("Party A")                            ("Party B")

                         Part 1. Termination Provisions.

(a)  "Specified Entity" means in relation to Party A for the purpose of:

     Section 5(a)(v), NOT APPLICABLE
     Section 5(a)(vi), NOT APPLICABLE
     Section 5(a)(vii), NOT APPLICABLE
     Section 5(b)(ii), NOT APPLICABLE

     and in relation to Party B for the purpose of:
     Section 5(a)(v), NOT APPLICABLE
     Section 5(a)(vi), NOT APPLICABLE
     Section 5(a)(vii), NOT APPLICABLE
     Section 5(b)(ii), NOT APPLICABLE

(b) "Specified Transaction" will have the meaning specified in Section 12 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

If such provisions apply:--

(d) "Specified Indebtedness" will have the meaning specified in Section 12 of this Agreement.

(e)  "Threshold Amount" means 2% of the stockholders' equity of Party A.

(f) The "Credit Event Upon Merger" provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(g) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A will not apply to Party B.

(h)  Payments  on Early  Termination.  For the  purpose of Section  6(e) of this
     Agreement:

     (i)    Market Quotation will apply.
     (ii)   The Second Method will apply.



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(i)  Additional Termination Event. None applicable.

(j) Additional Events of Default. The occurrence of either of the following events shall be an additional Event of Default under this Agreement with respect to Party B as the Defaulting Party: (i) the grant of the lien and security interest in the Collateral, under and as defined in the Credit Agreement, in favor of Party A as a counterparty to one or more Interest Rate Hedges, as defined in the Credit Agreement, shall fail to be effective, or (ii) Party B shall amend the Credit Agreement in violation of
     Part 4(m) of this Schedule.

                     Part 2. Agreement to Deliver Documents.

     For the purpose of Section 4(a) of this Agreement, Party B agrees to deliver the following documents:

(a) A certificate of an authorized officer of Party B evidencing the necessary corporate authorizations, resolutions, and approvals with respect to the execution, delivery and performance of this Agreement, and certifying the names, true signatures, and authority of the officer(s) signing this Agreement and executing Transactions hereunder.

(b)  Quarterly and annual financial statements when requested by Party A.

                             Part 3. Miscellaneous.

(a)  Addresses for Notices: For the purpose of Section 10(a) of this Agreement

     Address for notices or communications to Party A:
     Address: 127 PUBLIC SQUARE, 01-127-0405, CLEVELAND, OHIO  44114
     Attention: INTEREST RATE RISK MANAGEMENT
     Facsimile No.: (216) 689-4737
     Telephone No:(216) 689-4224

     Address for notices or communications to Party B:
     Address: 7175 W. JEFFERSON AVE., SUITE 4000, LAKEWOOD, CO   80235
     Attention: PRESIDENT
     Facsimile No.: 303-980-5403
     Telephone No: 303-980-7507

(b)  Calculation  Agent.  The  Calculation  Agent is Party A.

(c) Credit Support Document: Party B shall deliver the Credit Agreement, dated as of August 19, 1998, among Party B, as "Borrower", Capital Associates International, Inc., as "Servicer", Concord Minutemen Capital Company, LLC., as Senior Lender, Key Corporate Capital Inc., as "Junior Lender", "Residual Lender", and "Agent" ("Credit Agreement"), which shall be a Credit Support Document with respect to Party B hereunder.

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(d)  Credit Support Provider. None applicable.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Laws of the State of New York, but otherwise without regard to conflicts of law principles).

(f) "Affiliate" will have the meaning specified in Section 12 of this Agreement.

(g)  Definitions. Section 12 is modified as follows:

(i)  "Default Rate" means Prime +2%.

(h) Payments. Party A will make payments to Party B by transfer to the account of Party B at Bankers Trust Company, New York, New York (Account Number:
     26209).

     Party B will make payments to Party A by transfer to KeyBank National Association in Cleveland, ABA #041001039 (Account Number: 1553), Attention:
     Derivatives Operations.

                            Part 4. Other Provisions.

(a)  Confirmations. Notwithstanding anything to the contrary in the Agreement:

     (i) The parties hereto agree that with respect to each Transaction hereunder a legally binding agreement shall exist from the moment that the parties hereto agree on the essential terms of such Transaction, which the parties anticipate will occur by telephone.

     (ii) For each Transaction Party A and Party B agree to enter into hereunder, Party A shall promptly send to Party B a Confirmation, setting forth the terms of such Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error within three Business Days of receipt. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of such terms.

(b) Additional Agreement. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to the party, promptly to give the other party notice of such event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to such party.

(c)  Additional Representations.

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     (i)       Party B  represents to  Party A  (which  representation  will  be deemed to be repeated by Party B on each date on which a Transaction is entered into) that it, or any Credit Support Provider, has total assets exceeding $10,000,000, and is entering into the Transaction in connection with the conduct of its business or to manage the risk of an asset or liability owned or incurred, or reasonably likely to be owned or incurred in the conduct of its business.

     (ii) Master Agreement. The parties hereto intend that this Agreement shall be a master agreement, as defined in 11 U.S.C. ss. 101 (53B) and 12 U.S.C. ss. 18.

     (iii) Eligible Swap Participant. It is an "eligible swap participant" as that term is defined by the Commodity Futures Trading Commission at 17 C.F.R. ss. 35.1(b)(2).

     (iv)      Relationship Between Parties.

          (A) It is not relying on any advice, statements or recommendations (whether written or oral) of the other party regarding any Transaction, other than the written representations expressly made by that other party in this Agreement and in the Confirmation in respect of that Transaction;

          (B)  In respect of each Transaction under this Agreement,

          (1) it has the capacity to evaluate (internally or through independent professional advice) that Transaction (including decisions regarding the appropriateness or suitability of that Transaction) and has made its own decision to enter into that Transaction;

          (2) it understands the terms, conditions and risks of that Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks;

          (3) it is entering into that Transaction as principal and not as agent for any other party;

          (4) it acknowledges and agrees that the other party is not acting as a fiduciary or advisor to it in connection with that Transaction; and

          (5) it is entering into that Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation.

(d) Consent to Assignment. Party A hereby consents to the assignment by Party B of its rights under this Agreement and all Transactions to the "Agent" under the Credit Agreement

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(e) Limited Recourse. Party A hereby agrees that,  notwithstanding any provision of this Agreement, at any time that (a) Party B is required to make payments to Party A pursuant to the terms of this Agreement and (b) no Event of Default of the type described in Section 5(a)(vii) of the Master Agreement has occurred and is continuing with respect to Party B: (i) Party B shall make any such payment to Party A; (ii) Party B shall have a duty, liability and obligation to make each such payment to Party A; (iii) each such payment shall be due from Party B; and (iv) Party A shall have the right to enforce any such claim against Party B in respect of any such payment, in each case only to the extent that Party B has funds available to make such payment under the terms of the Credit Agreement or, where the payment is a termination payment under this Agreement, where Party B will have funds available to make such payment upon entering into one or more Interest Rate Hedges, under and as defined in the Credit Agreement, with a successor counterparty to Party A; provided that Party B's obligations and Party A's rights shall only be suspended during such period of funds unavailability, and not be permanently extinguished, until such time, if any, that additional funds become available pursuant to the terms of the Credit Agreement, whether as a result of the collection, foreclosure, or other realization upon the Collateral provided thereunder or otherwise; and provided further that nothing hereunder shall be interpreted as in any way reducing Party A's priority to payment under Section 4.01 and other applicable provisions of the Credit Agreement or limiting Party A's remedies hereunder if such priority is not recognized.

(f) No Petition for Bankruptcy. Party A, by entering into this Agreement, hereby covenants and agrees that in connection with any obligations of Party B under this Agreement, Party A will not institute against Party B, or join in any institution against Party B of, any proceeding under any bankruptcy, insolvency or similar law for one year and one day after the date on which all obligations of Party B under the Credit Agreement have been paid in full.

(g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which come as close as possible to that of the prohibited or unenforceable provision.

(h) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS.

(i) Rating Agency Consent. No amendment, modification or waiver of this Agreement can be effected without the prior written consent of each "Rating Agency" (as defined in the Credit Agreement).

(j) Illegality. The "Illegality" provisions Section 5(b)(i) shall be expanded to include the obligation of a party to comply with any directive, direction or similar order issued or given by any government agency or authority with competent jurisdiction (whether or not having the force of law) which prohibits

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its performance  under this Agreement,  and in that event such party will be the
Affected Party for the purpose of that Section.

(k) Telephonic Recording. The parties agree that each may electronically record all telephonic conversations between them and that any such tape recordings may be submitted as the preferred evidence in any Proceedings. In the event of any dispute between the parties relating to a Transaction, the parties may use electronic recordings between the persons who entered into such Transaction as evidence of the terms and conditions of such Transaction, despite any writing to the contrary.

(l) Disclaimer. In entering into this Agreement, Party B understands that there is no assurance as to the direction in which interests rates in financial markets may move in the future and that Party A makes no covenant, representation, or warranty in this regard or in regard to the suitability of the terms of the Agreement or any Transaction to the particular needs and financial situation of Party B. Party B represents, which representation shall be deemed repeated with respect to and at the time of each Transaction, that it has had the opportunity, independently of Party A and Party A's affiliates, officers, employees, and agents, to consult its own financial advisors and has determined that it is in Party B's interest to enter into the Agreement and any Transaction.

(m) Agent. If Key Corporate Capital Inc. shall for any reason cease to be the Agent under the Credit Agreement, Party B shall not agree to any amendment or waiver of any provision of the Credit Agreement without the consent in writing of Party A, which consent shall not be unreasonably withheld.

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                  IN WITNESS  WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


     KEYBANK NATIONAL ASSOCIATION              CAI LEASE SECURITIZATION - II
                                                           CORP.
-------------------------------------       ------------------------------------



By:  /s/Jodie Howe                          By:  /s/ Anthony M. DiPaolo
     --------------------------------             ------------------------------
    Name:  Jodie Howe                            Name:  Anthony M. DiPaolo
    Title: Assistant Vice President              Title: Chief Financial Officer
                                                        and Treasurer



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